EXHIBIT 99.1

DATAWATCH CONTINUES GROWTH, REPORTS STRONG FIRST QUARTER RESULTS

Total Revenue of $6.27 Million Up 50% Over First Quarter of 2011
License Revenue of $4.21 Million Up 99% Over First Quarter of 2011

Chelmsford, Mass.—January 26, 2012—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of report analytics software and services, today announced that total revenue for its first quarter ended December 31, 2011 was $6.27 million, an increase of 50% from revenue of $4.18 million in the first quarter a year ago. License revenue for the first quarter of fiscal 2012 was $4.21 million, a 99% increase over the $2.11 million from the comparable quarter a year ago.  Net income for the first quarter of fiscal 2012 was $603,000, or $0.09 per diluted share, compared to net income of $229,000, or $0.04 per diluted share, for the year ago period.

Michael A. Morrison, president and CEO of Datawatch, said, “Our strong results to start fiscal year 2012 reflect the focused execution of our new strategy throughout the entire organization and represent a continuing trend of improved performance that began in the second half of fiscal 2011.  We are making excellent progress in strengthening our field operations and solidifying our report analytics positioning and messaging in the market.  As a result, we are expanding our footprint with high profile new customers and with existing customers, including a transaction with a U.S.-based Fortune 100 company that represents the largest deal in the history of Datawatch.  A key driver for our customers is the growing recognition that report analytics is an important extension to their business analytics strategy and not a competing approach.  Report analytics as a foundational component of business analytics solutions that accelerates business insight, produces operational efficiencies and aids in delivering market competitiveness is resonating in the market.  This is especially true where the business use cases include the requirement to leverage loosely structured or semi-structured data to drive more informed decisions. Wider recognition of the benefits that report analytics delivers is opening up more opportunities for Datawatch in an increasing number of markets, customers and prospects.”

He continued, “We entered fiscal year 2012 in the middle stages of a business transition that started in early 2011 when we embarked on a plan to drive aggressive revenue growth and increase shareholder value, and that plan continues to unfold.  As we move through fiscal year 2012, we will continue to focus our investments on field expansion, lead generation and product marketing, which we believe will strengthen our competitiveness and enable us to deliver on our other key metrics.  These metrics include increased average deal size, new enterprise customers and expansion of our partner ecosystem.  We fully intend to take advantage of the opportunity to establish a long term leadership position in this exciting new area of report analytics.”

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First Quarter Business Highlights

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Datawatch and Logica plc, a $6 billion global business and technology services company, entered into an agreement to provide Logica clients with cloud-based report mining and analytics solutions for clients’ reports and business documents archived and managed by Logica.  The combination of Datawatch’s Monarch Report Mining Server solution with Logica’s cloud infrastructure capabilities and eArchive service brings to market the first cloud-based report and document archiving, mining and analytics solution.  This value-add service will provide clients with the ability to gain maximum analytic value from the static reports and documents archived in the cloud.

•
Navy Federal Credit Union, the largest retail credit union in the world by members and assets, expanded its investment in Datawatch’s Monarch Report Analytics platform to more than 300 additional power users and analysts.  Navy Federal Credit Union uses Monarch Professional to analyze member enrollments, sales trends and marketing program effectiveness, all to support the rapid growth of its business.

•
Datawatch and Laserfiche, an enterprise content management solution provider with more than 30,000 customers worldwide, entered into an agreement for Datawatch to integrate Monarch Report Mining Server with Laserfiche’s enterprise content management system.  This integrated solution will be marketed and sold throughout Laserfiche’s partner ecosystem to enable their customers to transform their content-rich ECM platform into a dynamic information analytics solution that accelerates and improves decision-making.

•
Datawatch announced the release of Monarch Enterprise Server (v11), which includes new data visualization design and presentation modules, robust security and data governance features, increased data encryption and greater scalability. Built on the Microsoft.NET platform, Monarch Enterprise Server (v11) provides organizations an industry standard method to fully leverage existing reporting systems through self-service delivery of information locked in reports, business documents and legacy systems.

First Quarter Financial Highlights

•	Cash and short-term investments grew to $9.65 million at 12/31/11, up 15% from $8.38 million at 09/30/11 and up 29% from $7.48 million a year ago.
•	Gross margin for the first quarter of 2012 was 80.2%, compared to 75.8% for the fourth quarter of 2011.
•	Days sales outstanding were 52 days at 12/31/11, compared to 59 days at 9/30/11 and 54 days at 12/31/10.

Murray Fish, chief financial officer of Datawatch, commented, “We posted solid first quarter results while ramping up our investments in sales and marketing to drive top-line growth and gain market share.  We also continued our focus on improved cash management and, as a result, we had the best cash collection quarter in the history of the company.”

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Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and webcast to discuss the first quarter results this afternoon, Thursday, January 26, 2012 at 4:30 pm ET.  To access the call, please dial 1-877-407-0782.  Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=167044. It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation (NASDAQ-CM: DWCH) empowers organizations to transform the massive amounts of valuable information that is trapped in static reports, PDF files, HTML and other content-rich, but difficult-to-use data sources, into a dynamic information analytics system that accelerates and improves decision-making throughout their operations. Datawatch’s technology allows its more than 40,000 customers worldwide to leverage the investments they have made in reports from ERP, CRM and other custom applications into high performance analytic information at a fraction of the cost and time of traditional approaches. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Sydney and Manila, with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry; Datawatch's dependence on its principal products; proprietary software technology and software license agreements; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.   Any forward-looking statements should be considered in light of those factors.

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Investor Contact:

Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contacts:

Murray Fish, CFO
Datawatch Corporation
murray_fish@datawatch.com
Phone: (978) 441-2200 ext. 8208
Fax: (978) 453-4443

Kelley Lynn Kassa
Datawatch Corporation
kelley_kassa@datawatch.com
Phone: (978) 441-2200 ext. 8240
Twitter: @datawatch

DATAWATCH CORPORATION
 Condensed Consolidated Statements of Operations
 Amounts in Thousands (except per share data)
 (Unaudited)

	Three Months Ended
	December 31,
	2011	2010

REVENUE:
Software licenses	$4,208	$2,110
Maintenance	1,717	1,538
Professional services	346	532
Total revenue	6,271	4,180

COSTS AND EXPENSES:
Cost of software licenses	575	545
Cost of maintenance and services	668	680
Sales and marketing	2,801	1,226
Engineering and product development	628	635
General and administrative	967	877
Total costs and expenses	5,639	3,963

INCOME FROM OPERATIONS	632	217
Other income	9	23

INCOME BEFORE INCOME TAXES	641	240
Income tax provision	38	11

NET INCOME	$603	$229

Net income per share - Basic	$0.10	$0.04

Net income per share - Diluted	$0.09	$0.04

Weighted Average Shares Outstanding - Basic	6,164	5,947

Weighted Average Shares Outstanding - Diluted	6,359	6,107

 DATAWATCH CORPORATION
 Condensed Consolidated Balance Sheets
 Amounts in Thousands
 (Unaudited)

	December 31,	September 30,
	2011	2011

Cash and cash equivalents	$9,651	$8,384
Accounts receivable, net	3,412	2,966
Prepaid expenses and other current assets	531	577
Total current assets	13,594	11,927

Property and equipment, net	300	270
Intangible and other assets, net	1,195	937

	$15,089	$13,134

Accounts payable and accrued expenses	$3,106	$2,681
Deferred revenue - current portion	4,395	3,823
Total current liabilities	7,501	6,504

Total long-term liabilities	522	288

Total shareholders' equity	7,066	6,342

	$15,089	$13,134